ASPro -SUPP. (01/22/2001)                                                                                                    ASP

                           Supplement to Prospectus Dated May 1, 2000, Revised Effective October 23, 2000
                                                 Supplement dated January 22, 2001

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by American Skandia Life
Assurance Corporation ("American Skandia").  If you do not have a current prospectus, please contact American Skandia at
1-800-SKANDIA.

                                             I. ADDITIONAL VARIABLE INVESTMENT OPTIONS

The underlying Portfolios shown below are being offered as Sub-accounts under your Annuity.
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                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
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------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------
ProFund VP:
  Biotechnology                                       0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Energy                                              0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Financial                                           0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Healthcare                                          0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Real Estate                                         0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Technology                                          0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Telecommunications                                  0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  Utilities                                           0.75%          1.00%          0.25%         2.00%          N/A         2.00%
  OTC                                                 0.75%          0.95%          0.25%         1.95%          N/A         1.95%
  Bear                                                0.75%          0.95%          0.25%         1.95%          N/A         1.95%
  Bull Plus                                           0.75%          0.95%          0.25%         1.95%          N/A         1.95%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ -------------

EXPENSE EXAMPLES

The Expense  Examples shown below are being added with respect to the new Portfolios  that are being offered as  Sub-accounts  under your Annuity.
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                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
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                                         -------------------------------------------- ----- ------------------------------------------
                                         If you  surrender  your  Annuity at the end         If you do not surrender your Annuity at
                                         of the  applicable  time period,  you would         the end of the applicable time period
                                         pay  the  following  expenses  on a  $1,000         or begin taking annuity payments at
                                         investment,  assuming  5% annual  return on         such time, you would pay the following
                                         assets:                                             expenses on a $1,000 investment,
                                                                                             assuming 5% annual return on assets:
                                         -------------------------------------------- ----- ------------------------------------------

After:                                                                                 After:
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-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                                 1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
--------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
ProFund VP Biotechnology                       110        167       221        375               35         107       181        375
ProFund VP Energy                              110        167       221        375               35         107       181        375
ProFund VP Financial                           110        167       221        375               35         107       181        375
ProFund VP Healthcare                          110        167       221        375               35         107       181        375
ProFund VP Real Estate                         110        167       221        375               35         107       181        375
ProFund VP Technology                          110        167       221        375               35         107       181        375
ProFund VP Telecommunications                  110        167       221        375               35         107       181        375
ProFund VP Utilities                           110        167       221        375               35         107       181        375
ProFund VP OTC                                 110        166       219        371               35         106       179        371
ProFund VP Bear                                110        166       219        371               35         106       179        371
ProFund VP Bull Plus                           110        166       219        371               35         106       179        371
-------------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

The following is being added to the section entitled "Investment Options?"

INVESTMENT OPTIONS

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
Sector funds generally  diversify their  investments  across  particular  economic  sectors or a single  industry.  However,  because those investments  are limited to a  comparatively  narrow  segment of the economy,  the  Portfolios  are generally not as  diversified  as other
Portfolios.  Sector  funds tend to be more  volatile  than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause greater  fluctuations in the share price.  Please read the  prospectus for the  Portfolios  for further  details about the risks of the particular  sector of the economy.  Each  ProFund  VP sector  Portfolio  will  concentrate  its  investments  in a  particular  industry  or group of  industries  to approximately the same extent the applicable Index is so concentrated.
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------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results that correspond to the performance of the Dow Jones U.S.  Biotechnology  Index  ("Index").  The Index measures the  performance of
                    the biotechnology  sector of the U.S. equity market.  The Portfolio invests primarily in equity   ProFund Advisors LLC
                    securities of, or in instruments that provide exposure to,  biotechnology  companies engaged in genetic research,  and/or the marketing and development of recombinant DNA products.  Companies represented  in this  sector  may  include  companies  that may be newly  formed  and that have relatively small market capitalizations.

      SECTOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Energy:  seeks daily  investment  results that  correspond to the performance of the
                    Dow Jones U.S.  Energy  Sector  Index  ("Index").  The Index  measures the  performance  of the
                    energy sector of the U.S. equity market.  The Portfolio  invests primarily in equity securities   ProFund Advisors LLC
                    of, or in instruments  that provide  exposure to, energy  companies  engaged in the business of oil equipment and services, oil-major, oil-secondary and pipelines.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Financial:  seeks daily  investment  results that  correspond to the  performance of the Dow Jones U.S.  Financial  Sector Index  ("Index").  The Index measures the  performance of the financial  economic sector of the U.S. equity market.  The Portfolio  invests  primarily in equity  securities  of,  or  in  instruments  that  provide  exposure  to,  financial  services
                    companies,  including regional banks, major international banks, insurance companies, companies   ProFund Advisors LLC
                    that invest,  directly or indirectly in real estate,  Fannie Mae,  credit card insurers,  check cashing companies,  mortgage lenders,  investment  advisors,  savings and loans, savings banks, thrifts,  building  associations  and  societies,  credit  unions,  securities  broker-dealers, including investment banks and merchant banks, online brokers,  publicly traded stock exchanges and specialty finance companies.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Healthcare:  seeks daily  investment  results that  correspond to the performance of the Dow Jones U.S.  Healthcare  Sector Index  ("Index").  The Index measures the performance of the healthcare  sector of the U.S.  equity market.  The Portfolio  invests  primarily in equity
                    securities  of,  or  in  instruments   that  provide   exposure  to,  health  care   providers,   ProFund Advisors LLC
                    biotechnology  companies and  manufacturers of medical  supplies,  advanced medical devices and pharmaceuticals.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Real Estate:  seeks daily  investment  results that correspond to the performance of the Dow Jones U.S.  Real Estate Index  ("Index").  The Index  measures the  performance  of the real estate  industry  sector of the U.S.  equity market.  The Portfolio  invests  primarily in
                    equity  securities of, or in instruments  that provide  exposure to, hotel and resort companies   ProFund Advisors LLC
                    and real  estate  investment  trusts  (REITs)  that  invest in  apartments,  office  and retail properties.  REITs are passive  investment  vehicles that invest primarily in  income-producing real estate or real estate related loans or interests.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

------------------- ------------------------------------------------------------------------------------------------ -----------------------
                                                                                                                           PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                          ADVISOR/
       TYPE                                                                                                               SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ -----------------------
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Technology:  seeks daily  investment  results that  correspond to the performance of the Dow Jones U.S.  Technology  Sector Index  ("Index").  The Index measures the performance of the technology  sector of the U.S.  equity market.  The Portfolio  invests  primarily in equity
                    securities  of,  or in  instruments  that  provide  exposure  to,  companies  involved  in  the   ProFund Advisors LLC
                    development and production of technology  products,  including  computer hardware and software, telecommunications  equipment,  microcomputer  components,  integrated  computer  circuits  and office equipment utilizing technology.

      SECTOR
     (Cont.)
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund  VP  Telecommunications:   seeks  daily  investment  results  that  correspond  to  the performance  of the Dow  Jones  U.S.  Telecommunications  Sector  Index  ("Index").  The  Index
                    measures the  performance  of the  telecommunications  sector of the U.S.  equity  market.  The
                    Portfolio  invests  primarily in equity  securities of, or in instruments that provide exposure   ProFund Advisors LLC
                    to,   telecommunications   companies   including   fixed  line   communications   and  wireless
                    communications.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Utilities:  seeks daily  investment  results that  correspond to the  performance of the Dow Jones U.S.  Utilities  Sector Index  ("Index").  The Index measures the  performance of
                    the utilities  sector of the U.S.  equity  market.  The Portfolio  invests  primarily in equity   ProFund Advisors LLC
                    securities  of, or in  instruments  that provide  exposure  to,  utility  companies,  including electric utilities, gas utilities and water utilities.
------------------- ------------------------------------------------------------------------------------------------ -----------------------
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The ProFund VP OTC,  Bear and Bull Plus  portfolios  are  available to all Owners.  It is  recommended  that only those Owners who engage a financial advisor to allocate their funds in strategic or tactical asset allocation  strategies  invest in these  portfolios.  There can be no assurance that any financial advisor will successfully predict market fluctuations.

The Portfolios  principally  invest in futures  contracts on the applicable index,  options on futures contracts and financial  instruments such as equity caps, collars and floors,  swaps,  American  Depository Receipts and options on the index. The Portfolios may also invest in stocks that the Advisor believes should simulate the movement of the applicable index.
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                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP OTC:  seeks daily  investment  results that  correspond  to the  performance  of the
                    NASDAQ  100  Index(TM).  The  NASDAQ 100 Index(TM)is  comprised  primarily  of large  capitalization   ProFund Advisors LLC
                    companies,  most with a technology  or growth  orientation.  If the  Portfolio is successful in meeting its  objective,  it should  increase or decrease in value in direct  proportion  to any increase or decrease in value of the NASDAQ 100 Index(TM).

   STRATEGIC OR
     TACTICAL
   ALLOCA-TION
------------------- ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bear:  seeks daily investment  results that correspond to the inverse  (opposite) of the  performance  of the S&P 500(R)Index.  The S&P 500(R)Index is  comprised  of diverse,  widely traded,  large  capitalization  companies.  If the  Portfolio  is  successful  in  meeting  its
                    objective,  it should  increase in value in direct  proportion  to any decrease in the level of   ProFund Advisors LLC
                    the S&P 500(R)Index.  Conversely,  its value will decrease in direct  proportion to any increase in the level of the S&P 500(R)Index.
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ------------------------------------------------------------------------------------------------ -----------------------
                    ProFund VP Bull Plus:  seeks daily  investment  results that correspond to one and a half times
                    (150%) the  performance  of the S&P(R)500 Index.  The S&P 500(R)Index is  comprised  of  diverse, widely traded,  large capitalization  companies.  If the Portfolio is successful in meeting its
                    objective,  it should  gain  approximately  one and a half  times as much as the S&P 500(R)Index   ProFund Advisors LLC
                    when the prices of the  securities  in the S&P 500(R)Index rise on a given day and should  lose approximately one and a half times as much when such prices decline on a given day.
------------------- ------------------------------------------------------------------------------------------------ -----------------------

Dow Jones has no  relationship  to the ProFunds VP, other than the  licensing of the Dow Jones sector  indices and its service marks for use in  connection  with the ProFunds VP. The ProFunds VP are not  sponsored,  endorsed,  sold, or promoted by Standard & Poor's or NASDAQ,  and neither  Standard & Poor's nor NASDAQ  makes any  representations  regarding  the  advisability  of investing in the
ProFunds VP.

                                                  II. AVAILABLE INVESTMENT OPTIONS

Owners of Annuity  contracts  issued on or after January 22, 2001 will only be allowed to allocate Account Value to the Sub-accounts noted  below.  Owners of  Annuity  contracts  issued  before  January  22,  2001 will be allowed to  allocate  Account  Value to all
Sub-accounts included in the Prospectus, except those that have previously been closed.

===================================================================== ==================================================================
                        SUB-ACCOUNTS OFFERED                                              SUB-ACCOUNTS NOT OFFERED
--------------------------------------------------------------------- ------------------------------------------------------------------
All Portfolios of American Skandia Trust except:                      Montgomery Variable Series: Emerging Markets
                                         ======
|X|      AST Janus Overseas Growth
|X|      AST Janus Small-Cap Growth
|X|      AST Alger Growth
|X|      AST Alger Mid-Cap Growth
|X|      AST Kinetics Internet
|X|      AST Scudder Japan
                                                                      Wells Fargo Variable Trust: Equity Income and Equity Value
                                                                      Rydex Variable Trust: Nova, Ursa and OTC
                                                                      INVESCO Variable Investment Funds, Inc.: Technology, Health
                                                                      Sciences, Financial Services, Telecommunications, and Dynamics
                                                                      Evergreen Variable Annuity Trust: Global Leaders and Special
                                                                      Equity
                                                                      ProFunds VP: Europe 30, UltraSmall-Cap, UltraOTC, OTC, Bear,
                                                                      Bull Plus, Biotechnology, Energy, Financial, Healthcare, Real
                                                                      Estate, Technology, Telecommunications and Utilities.
                                                                      First Defined Portfolio Fund LLC: First Trust(R)10 Uncommon Values
===================================================================== ==================================================================

                                           III. RYDEX VARIABLE TRUST SUB-ACCOUNT CLOSING

Effective  March 16, 2001,  the Nova,  Ursa and OTC  portfolios of Rydex  Variable  Trust will no longer be offered as  Sub-accounts under the Annuity.  Owners of Annuity  contracts  issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC  Sub-accounts.  Except as noted below,  Owners of Annuity  contracts issued before March 16,
2001,  and/or  their  authorized  financial  professionals,  will no longer be able to  allocate  additional  Account  Value or make transfers  into  the  Rydex  Nova,  Rydex  Ursa or Rydex  OTC  Sub-accounts.  Contract  Owners  and/or  their  authorized  financial professionals  who elect to transfer  Account Value out of the Rydex  Sub-accounts on or after March 16, 2001 will not be allowed to transfer  Account Value into the Rydex  Sub-accounts at a later date. Bank drafting,  dollar cost  averaging,  asset  allocation and rebalancing  programs  that were  effective on or before March 16, 2001 and included one or more of the Rydex  Sub-accounts  will be allowed to continue.  However, no changes involving the Rydex Sub-accounts may be made to such programs.

American  Skandia  intends to file an application  with the Securities and Exchange  Commission to substitute the Rydex Nova,  Rydex
Ursa and Rydex OTC  Sub-accounts  with  corresponding  portfolios  of ProFunds  VP. The proposed  substitution  will not affect your rights or our obligations under the Annuity.  Those Contract Owners effected by the proposed  substitution  will receive  additional information from American Skandia notifying them of their rights under the SEC Exemptive Order once received.

                                         IV. NEW FIXED INVESTMENT OPTION GUARANTEE PERIODS

Effective January 22, 2001,  American Skandia is offering new Fixed Allocations for use with certain optional  investment  programs.
These special purpose Fixed  Allocations are subject to limitations and  restrictions,  as described  below. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

A.       American  Skandia offers Fixed  Allocations  with  Guarantee  Periods of 5 months or 11 months  exclusively  for use with a
         Dollar Cost Averaging  program ("DCA Fixed  Allocations").  DCA Fixed  Allocations are designed to  automatically  transfer
         Account  Value in  either 6 or 12  payments  under a Dollar  Cost  Averaging  program.  DCA Fixed  Allocations  may only be established by Contract Owners with their initial Purchase  Payment or additional  Purchase  Payments.  Contract Owners may not transfer existing Account Value to a DCA Fixed Allocation.

Account  Value  allocated to the DCA Fixed  Allocation  will be  transferred  to the  Sub-accounts  you choose under the Dollar Cost
Averaging  program.  Dollar  Cost  Averaging  transfers  will  begin  on the day  following  the date the DCA  Fixed  Allocation  is established  and each month  following  until the entire  principal  amount plus earnings is  transferred.  NOTE: When a Dollar Cost
Averaging program is established from a Fixed  Allocation,  the fixed rate of interest we credit to your Account Value is applied to a declining  balance due to the transfers of Account Value to the  Sub-accounts  during the Guarantee  Period.  This will reduce the effective  rate of return on the DCA Fixed  Allocation  over the  Guarantee  Period.  Please  refer to the section  entitled "Do You
Offer Dollar Cost Averaging" for additional information about establishing a dollar cost averaging program.

Transfers from Fixed  Allocations as part of a Dollar Cost Averaging  program are not subject to a Market Value  Adjustment.  If you terminate  the Dollar  Cost  Averaging  program  before the entire  principal  amount  plus  earnings  has been  transferred  to the
Sub-account(s),  you must  transfer  all  remaining  Account  Value to any other  investment  option.  Unless you provide  alternate instructions  at the time you terminate  the Dollar Cost  Averaging  program,  Account  Value will be  transferred  to the AST Money
Market  Sub-account.  A Market Value  Adjustment  will apply if you terminate the Dollar Cost  Averaging  program  before the entire principal amount plus earnings has been transferred to the Sub-account(s).

B.       American  Skandia  offers  Fixed  Allocations  with  Guarantee  Periods  of 3 months or 6 months  exclusively  for use as a short-term Fixed  Allocation  ("Short-term  Fixed  Allocations").  Short-term Fixed  Allocations may only be established by
         Contract  Owners with their initial  Purchase  Payment or additional  Purchase  Payments.  Contract Owners may not transfer existing Account Value to a Short-term Fixed Allocation.

On the Maturity Date of the Short-term Fixed Allocation,  the Account Value will be transferred to the  Sub-account(s) you choose at the inception of the program.  If no  instructions  are provided,  such Account  Value will be  transferred  to the AST Money Market
Sub-account.  Short-term  Fixed  Allocations  may not be renewed on the Maturity  Date. If you surrender the Annuity or transfer any
Account Value from the Short-term Fixed Allocation to any other investment  option before the end of the Guarantee  Period, a Market
Value Adjustment will apply.

MARKET VALUE ADJUSTMENT
For purposes of the DCA Fixed  Allocations and Short-term  Fixed  Allocations,  the Market Value  Adjustment  formula is modified as follows:  The  definition  of "J" within the MVA formula will be equal to the fixed rate of interest  for new DCA Fixed  Allocations of the applicable 5 or 11 month  Guarantee  Period or new  Short-term  Fixed  Allocations  of the applicable 3 or 6 month  Guarantee
Period.  If American  Skandia no longer offers DCA Fixed  Allocations  or  Short-term  Fixed  Allocations  on the date that a Market
Value Adjustment is being  calculated,  the definition of "J" within the MVA formula will be equal to the fixed rate of interest for the  applicable  Fixed  Allocations  on the date that the Fixed  Allocation  program  was  terminated.  Please  refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the MVA formula.

                                                       V. SPOUSAL ASSUMPTION

The following paragraph is being added to the "Death Benefit" section of your Annuity.

Spousal Beneficiary - Assumption of Annuity
You may name your  spouse as your  Beneficiary.  If you and your  spouse own the Annuity  jointly,  we assume that the sole  primary
Beneficiary will be the surviving spouse unless you elect an alternative  Beneficiary  designation.  Unless you elect an alternative
Beneficiary  designation,  the spouse  Beneficiary may elect to assume  ownership of the Annuity instead of taking the Death Benefit payment.  Any Death Benefit  (including any optional Death  Benefits)  that would have been payable to the  Beneficiary  will become the new  Account  Value as of the date we receive due proof of death and any  required  proof of a spousal  relationship.  As of the date the  assumption is  effective,  the  surviving  spouse will have all the rights and benefits that would be available  under the
Annuity to a new  purchaser of the same  attained  age.  For purposes of  determining  any future  Death  Benefit for the  surviving spouse,  the new Account Value will be  considered as the initial  Purchase  Payment.  No CDSC will apply to the new Account  Value.
However,  any additional  Purchase  Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

                                                     VI. OPTIONAL DEATH BENEFIT

The optional 7.2%  Guaranteed  Minimum Death Benefit (Option 2) was offered,  in those states where  approved,  between May 15, 1999 and January 22, 2001.  As of January 22, 2001,  this  optional  Death  Benefit is no longer being  offered to new  purchasers of the
Annuity.  If purchased, this optional Death Benefit will apply for Contract Owners who purchased it during that period.